Exhibit 23.1



           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



 We consent to the incorporation by reference in this Registration Statement of United Financial Mortgage Corp. on Form S-8 of our report dated July 8, 2004 on the consolidated financial statements of United Financial Mortgage Corp. appearing in the 2004 Form 10-K of United Financial Mortgage Corp.



                                      /s/ Crowe Chizek and Company LLC

 Oak Brook, Illinois
 November 11, 2004